Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 353 (Intermediate/Long Series), National Trust 354 and New York Trust 225:

We consent to the use of our report dated March 20, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 20, 2003